Executive Settlement Agreement #1

Party A: Shenzhen development bank Shanghai Lujiazui branch
Party B: Shanghai Wanxing Bio-pharmaceutical Co. Ltd

In accordance with effective judgment (case#2005-279) ruled by the 1st secondary people’s court of Shanghai, Party A is applying to implement the judgment concerning the economic entanglement with Party B, Zhongyou Longchang (group) holding com., and Zhejiang Zheda Haina Technology Holding Com., which has been registered by the 1st secondary people’s court of Shanghai to implement (implementation case# 2005-911). Upon negotiation, Party A and Party B reached the following agreement to deal with the issue of overdue loan principles, interests and related costs:

1.	Both parties confirm that as this agreement signing day, Party B owes Party A principle RMB17, 800,000. The interest owed shall be calculated based on Party A’s accounting system data.

2.	Party B promise that he shall repay the loan, including principle and interest as per plan below:

a.	repay loan principle 5 million before Oct 30, 2006

b.	repay loan principle 3 million before March 20, 2007

c.	repay loan principle 3 million before June 20, 2007

d.	repay loan principle 3 million before September 20, 2007

e.	repay loan principle 3.8 million and other accrued interest, litigation fee(the accrued interest amount shall be as shown in Party A’s accounting record ) before December 20, 2007

3.
If Party B failed to repay the fund as per Clause 2 of this settlement agreement, he will be considered breaching the agreement. Where Party A has right to request the court to implement the judgment regarding the remaining unpaid funds immediately.

4.
If Party A received the repayment from guarantor— Zhongyou Longchang (group) holding com., and Zhejiang Zheda Haina Technology Holding Com., party A shall deduct the amount from Party B’s last repayment accordingly.

5.	This settlement agreement is in three originals, with each of the parties holding one copy. Shanghai fist people’s court has one copy as well.

Stamp and signature of both parties:

Party A’s signature—can’t recognize
Party B’s signature---Zhuang Zhong

Date: Oct 25, 2006